EXHIBIT 4-o


                           [FORM OF FACE OF SECURITY]

                PERMANENT GLOBAL FLOATING RATE SENIOR BEARER NOTE


BEARER                                                                    BEARER
No. PGFLR

         ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR DEFINITIVE BEARER NOTES OR IN WHOLE OR IN PART FOR REGISTERED NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         THIS NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN. THIS NOTE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR THE RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE LAW OF JAPAN AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN. (1)


--------------------
         (1) If this Note is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.


                                            MORGAN STANLEY
                                 GLOBAL MEDIUM TERM NOTE, SERIES [G/H]

                           Permanent Global Floating Rate Senior Bearer Note

------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:                 INTEREST ACCRUAL DATE:             INTEREST PAYMENT DATE(S):
------------------------------------------------------------------------------------------------------
MATURITY DATE:                       INITIAL INTEREST RATE:             INTEREST PAYMENT PERIOD:
------------------------------------------------------------------------------------------------------
BASE RATE:                           INITIAL INTEREST RESET DATE:       INTEREST RESET DATE(S):
------------------------------------------------------------------------------------------------------
INDEX MATURITY:                      MAXIMUM INTEREST RATE:             INTEREST RESET PERIOD:
------------------------------------------------------------------------------------------------------
SPREAD (PLUS OR MINUS):              MINIMUM INTEREST RATE:             CALCULATION AGENT:
------------------------------------------------------------------------------------------------------
SPREAD MULTIPLIER:                   INITIAL REDEMPTION DATE:           EUROCLEAR NO:
------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:                  INITIAL REDEMPTION PERCENTAGE:     CLEARSTREAM NO:
------------------------------------------------------------------------------------------------------
INDEX CURRENCY:                      ANNUAL REDEMPTION PERCENTAGE       COMMON CODE:
                                        REDUCTION:
------------------------------------------------------------------------------------------------------
DESIGNATED CMT TELERATE PAGE:        REDEMPTION NOTICE PERIOD:(2)       ISIN:
------------------------------------------------------------------------------------------------------
DESIGNATED CMT MATURITY INDEX:       OPTIONAL REPAYMENT DATE(S):        MINIMUM DENOMINATIONS:
------------------------------------------------------------------------------------------------------
REPORTING SERVICE:                   INITIAL OFFERING DATE:             EXCHANGE FOR REGISTERED NOTES:
                                                                           [NO](3)
------------------------------------------------------------------------------------------------------
                                                                        OTHER PROVISIONS:
------------------------------------------------------------------------------------------------------

         Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to bearer, upon surrender hereof, the principal amount specified in [Schedule A hereto](4) [Schedule A-1 hereto](5), on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest thereon, from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above or determined in

--------------------
         (2) Applicable if other than 30-60 calendar days. Consult with Euroclear or Clearstream if a shorter redemption is requested. A minimum of 10 calendar days may be possible.

         (3) Unless explicitly stated otherwise in term sheet, MS practice has been to exclude this option.

         (4) Applies if this Note is not issued as part of, or in relation to, a Unit.

         (5) Applies if this Note is issued as part of, or in relation to, a Unit.

accordance with the provisions specified on the reverse hereof until the Initial Interest Reset Date specified above, and on and after at a rate per annum determined in accordance with the provisions specified on the reverse hereof until but excluding the date such principal amount is paid or duly made available for payment. Unless such rate is otherwise specified on the face hereof, the Calculation Agent shall determine the Initial Interest Rate for this
Note in accordance with the provisions specified on the reverse hereof. The Issuer will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date specified above (or any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs fifteen calendar days or less prior to the first Interest Payment Date occurring after the Interest Accrual Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date or any redemption or repayment date) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, the payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.

         Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the holder of this Note at the office or agency of the Principal Paying Agent (this and certain other capitalized terms used herein are defined on the reverse of this Note) or at the office or agency of such other paying agents outside the United States as the Issuer may determine for that purpose (each, a "Paying Agent," which term shall include the Principal Paying Agent).

         Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon presentation and surrender of this Note at the office or agency of the Principal Paying Agent or at the office of any Paying Agent.

         Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above, except as provided on the reverse hereof. If this Note is denominated in U.S. dollars, any payment of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Such payments on this Note will be made either by a check mailed to an address outside the United States furnished by the payee or, at the option of the payee and subject to applicable laws and regulations and the procedures of the Paying Agent, by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent not less than 15 calendar days prior to the applicable payment date. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment. If this Note is denominated in a Specified Currency other than U.S. dollars, then, except as provided on the reverse hereof, payment of the principal of and premium, if any, and interest on this Note will be made in such Specified Currency either by a check drawn on a bank outside the United States or, at the option of the payee and subject to applicable laws and regulations and the procedures of the Paying Agent, by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED:                                          MORGAN STANLEY

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This  is one of the Notes referred
  to in the within-mentioned
  Senior Indenture.

JPMORGAN CHASE BANK, N.A.,
  as Trustee



By:
    -----------------------------------
    Authorized Officer

                          [FORM OF REVERSE OF SECURITY]

         This Note is one of a duly authorized issue of Global Medium-Term Notes, Series [G/H], having maturities more than nine months from the date of issue (the "Notes"), of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and JPMorgan Chase Bank, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank, N.A., London Branch, as its principal paying agent for the Notes (the "Principal Paying Agent," which term includes any additional or successor Principal Paying Agent appointed by the Issuer). The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

         Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise indicated on the face hereof in accordance with the provisions of the following two paragraphs and except as set forth below, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

         If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as indicated below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the holders of the Notes designated for redemption who have filed their names and addresses with the Principal Paying Agent, not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. Notice of redemption to all other holders of Notes shall be given in the manner set forth in "Notices" as defined below and, if by publication, shall be given once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 calendar days prior to the date set for redemption or within the Redemption Notice Period specified on the face hereof. In the event of redemption of this Note in part only, the Principal Paying Agent shall cause Schedule [A] [A-1] of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note so redeemed, whereupon the principal amount hereof shall be reduced for all purposes by the amount so redeemed and noted.

         If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Principal Paying Agent must receive at its office in London, at least 15 but not more than 30 calendar days prior to the date of repayment, this Note with the form entitled "Option to Elect Repayment" below duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, Western Europe or Japan setting forth the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the Option to Elect Repayment is being exercised and a guarantee that this Note to be repaid, together with the duly completed form entitled Option to Elect Repayment, will be received by the Principal Paying Agent not later than the fifth Business Day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter shall only be effective if this Note and an Option to Elect Repayment form duly completed are received by the Principal Paying Agent by the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, the Principal Paying Agent shall cause Schedule [A] [A-1] of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note so repaid, whereupon the principal amount hereof shall be reduced for all purposes by the amount so repaid and noted.

         This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). For the purpose of determining the Initial Interest Rate, references in this paragraph, the next succeeding paragraph and, if applicable, clauses (i) and (ii) under "Determination of EURIBOR" below to Interest Reset Date shall be deemed to mean the Original Issue Date. The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day (as defined below), such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Federal Funds Rate, Federal Funds (Open) Rate and Prime Rate shall be on the Business Day prior to the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate and CMT Rate will be the second Business Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR (or to LIBOR when the Index Currency is euros) shall be the second TARGET Settlement Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR (other than for LIBOR Notes for which the Index Currency is euros) shall be the second London Banking Day prior to such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is pounds sterling will be such Interest Reset Date. As used herein, "London Banking Day" means any day on which dealings in deposits in the Index Currency (as defined herein) are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to two or more base rates will be the latest Business Day that is at least two Business Days before the Interest Reset Date for the applicable Note on which each base rate is determinable.

         Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to an Interest Determination Date, including the Interest Determination Date as of which the Initial Interest Rate is determined, will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

         Determination of CD Rate. If the Base Rate specified on the face hereof is the "CD Rate," for any Interest Determination Date, the CD Rate with respect to this Note shall be the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

         The following procedures shall be followed if the CD Rate cannot be determined as described above:

         (i) If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate shall be the rate on that Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication ("H.15 Daily Update") for the Interest Determination Date for certificates of deposit having the Index Maturity specified on the face hereof, under the caption "CDs (Secondary Market)."

         (ii) If the above rate is not yet published in either H.15(519) or the
H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the initial dealer and its affiliates, selected by the Calculation Agent (after consultation with the Issuer), for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time.

     "Initial dealer" with respect to this Note means Morgan Stanley & Co. International Limited.

     (iii) If the dealers selected by the Calculation Agent are not quoting as set forth in (ii) above, the CD Rate for that Interest Determination Date shall remain the CD Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the "Commercial Paper Rate," for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for U.S. dollar commercial paper having the Index Maturity specified on the face hereof, as that rate is published in H.15(519), under the heading "Commercial Paper - Nonfinancial."

         The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

         (i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper - Nonfinancial."

         (ii) If by 3:00 p.m., New York City time, on that Calculation Date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the initial dealer and its affiliates, selected by the Calculation Agent (after consultation with the Issuer), for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating agency.

         (iii) If the dealers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         The "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                         D x 360
                Money Market Yield =  ------------- x 100
                                      360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of EURIBOR. If the Base Rate specified on the face hereof is "EURIBOR," for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service ("Telerate Page 248") as of 11:00 a.m., Brussels time.

         The following procedures shall be followed if the rate cannot be determined as described above:

         (i) If the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

         (ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the Calculation Agent (after consultation with the Issuer), at approximately 11:00 a.m., Brussels time, on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

         (iii) If the banks so selected by the Calculation Agent are not quoting as set forth in (ii) above, EURIBOR in effect for the applicable period shall be the same as EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the relevant treaty of the European Union, as amended.

         Determination of the Federal Funds Rate. If the Base Rate specified on the face hereof is the "Federal Funds Rate," for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace page 120 on that service ("Telerate Page 120").

         The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

         (i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds (Effective)."

         (ii) If the above rate is not yet published in either H.15(519) or the
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the initial dealer and its affiliates, selected by the Calculation Agent (after consultation with the Issuer).

         (iii) If the brokers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Federal Funds Rate for that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     Determination of Federal Funds (Open) Rate. If the Base Rate specified on the face hereof is the "Federal Funds (Open) Rate", for any Interest Determination Date, the Federal Funds (Open) Rate with respect to this Note shall be the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Open)" as displayed on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace page 5 on that service, ("Telerate Page 5").

     The following procedures shall be followed if the Federal Funds (Open) Rate cannot be determined as described above:

          o If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds (Open) Rate will be the rate on that Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds (Open)."

          o    If the above rate is not yet published in either H.15(519) or the
               H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the

               Calculation Date, the Calculation Agent will determine the Federal Funds (Open) Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds (based on the Federal Funds (Open) Rate) prior to 9:00 a.m., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in the City of New York, which may include the agent and its affiliates, selected by the Calculation Agent, after consultation with the Issuer.

          o If the brokers selected by the Calculation Agent are not quoting as set forth above, the Federal Funds (Open) Rate for that Interest Determination Date shall remain the Federal Funds (Open) Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

         Determination of LIBOR. If the Base Rate specified on the face hereof is "LIBOR," LIBOR with respect to this Note shall be based on London Interbank Offered Rate. The Calculation Agent shall determine LIBOR for each Interest Determination Date as follows:

         (i) As of the Interest Determination Date, LIBOR shall be either: (a) if "LIBOR Reuters" is specified as the Reporting Service on the face hereof, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate shall be used; or (b) if "LIBOR Telerate" is specified as the Reporting Service on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that Interest Determination Date.

         (ii) If (a) fewer than two offered rates appear and LIBOR Reuters is specified on the face hereof, or (b) no rate appears and the face hereof specifies either (x) LIBOR Telerate or (y) LIBOR Reuters and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the

London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

         (iii) If at least two quotations are provided, LIBOR determined on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR shall be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Reset Date, by three major banks in that principal financial center selected by the Calculation Agent (after consultation with the Issuer) for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

         (iv) If the banks so selected by the Calculation Agent are not quoting as described in (iii) above, LIBOR in effect for the applicable period shall be the same as LIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         The "Index Currency" means the currency specified on the face hereof as the currency for which LIBOR shall be calculated, or, if the euro is substituted for that currency, the Index Currency shall be the euro. If that currency is not specified on the face hereof, the Index Currency shall be U.S. dollars.

         "Designated LIBOR Page" means either: (a) if LIBOR Reuters is designated as the Reporting Service on the face hereof, the display on the Reuters Money 3000 Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or its designated successor, or (b) if LIBOR Telerate is designated as the Reporting Service on the face hereof, the display on Moneyline Telerate, or any successor service, on the page specified on the face hereof, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

         If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency shall be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the Index Currency, as if Page 3750 had been specified.

         Determination of Prime Rate. If the Base Rate specified on the face hereof is "Prime Rate," for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

         The following procedures shall be followed if the Prime Rate cannot be determined as described above:

         (i) If the above rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update under the heading "Bank Prime Loan."

         (ii) If the above rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's Prime Rate or base lending rate as in effect for that Interest Determination Date.

         (iii) If fewer than four rates for that Interest Determination Date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks, which may include affiliates of the initial dealer, in The City of New York selected by the Calculation Agent (after consultation with the Issuer).

         (iv) If the banks selected by the Calculation Agent are not quoting as set forth in (iii) above, the Prime Rate for that Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Money 3000 Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

         Determination of Treasury Rate. If the Base Rate specified on the face hereof is "Treasury Rate," the Treasury Rate with respect to this Note shall be

          (i) the rate from the Auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"); or

         (ii) if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the Calculation Date, the Bond Equivalent Yield of the rate for the applicable

Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

         (iii) if the rate described in (ii) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

         (iv) if the rate described in (iii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

         (v) if the rate described in (iv) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

         (vi) if the rate described in (v) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers, which may include the initial dealer and its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

         (vii) if the dealers selected by the Calculation Agent are not quoting as described in (vi), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         The "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                            D x N
                Bond Equivalent Yield = ------------- x 100
                                        360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of CMT Rate. If the Base Rate specified on the face hereof is the "CMT Rate," for any Interest Determination Date, the CMT Rate with respect to this Note shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "... Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

         (1) the rate on that Interest Determination Date, if the Designated CMT Telerate Page is 7051; and

         (2) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Telerate Page is 7052.

         The following procedures shall be followed if the CMT Rate cannot be determined as described above:

         (i) If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

         (ii) If the rate as described in (i) above is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturity Rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

         (iii) If the information set forth above in (ii) is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary U.S. government securities dealers ("Reference Dealers") in The City of New York, which may include the initial dealer or another affiliate, selected by the Calculation Agent as described in the following sentence. The Calculation Agent shall select five reference dealers (after consultation with the Issuer) and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity

Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

         (iv) If the Calculation Agent cannot obtain three Treasury Notes quotations as described in (iii) above, the Calculation Agent shall determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three reference dealers in The City of New York, selected using the same method described in (iii) above, for Treasury Notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

         (v) If three or four, and not five, of the reference dealers are quoting as described in (iv) above, then the CMT Rate shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

         (vi) If fewer than three reference dealers selected by the Calculation Agent are quoting as described in (iv) above, the CMT Rate for that Interest Determination Date shall remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

         "Designated CMT Telerate Page" means the display on Moneyline Telerate, or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable pricing supplement for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

         At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

         Unless otherwise indicated on the face hereof, interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof shown on Schedule [A] [A-1] hereto by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. Unless otherwise specified on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is CD Rate, Commercial Paper Rate, EURIBOR, Federal Funds Rate, Federal Funds (Open) Rate, Prime Rate or LIBOR (except if the Index Currency is pounds sterling); (ii) by 365 if the Base Rate is LIBOR and the Index Currency is pounds sterling; or (iii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages used in or resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with .000005% being rounded up to ..00001%), and all U.S. dollar amounts used in or resulting from such calculations on this Note will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with .005 being rounded up to .01. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest
Rate).

         This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

         This Note is issued in permanent global bearer form without interest coupons attached (a "Global Bearer Note"). The beneficial owner of all or a portion of this Note may exchange its interest in this Note upon not less than 30 calendar days' written notice to the Principal Paying Agent through the relevant clearing system, in whole, for Notes in bearer form with interest coupons, if any, attached (the "Definitive Bearer Notes," and, together with the Global Bearer Notes, the "Bearer Notes") or, if so indicated on the face of this Note, at the beneficial owner's option, in whole or from time to time in part, for Notes in fully registered form without coupons (the "Registered Notes"), in each case, in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an integral multiple of 1,000 units of the Specified Currency set forth on the face hereof. Interests in this Note shall also be exchanged by the Issuer in whole, but not in part, for Definitive Bearer Notes, which shall be serially numbered, with coupons, if any, attached (or, if indicated on the face of this Note, at the beneficial owner's option, for Registered Notes) of any authorized denominations if (i) this Note is accelerated following an Event of Default or
(ii) either Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), or any other relevant clearing system (including Euroclear France) is closed for business for a continuous period of fourteen days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so. The Issuer shall give notice to the Principal Paying Agent promptly following any such acceleration or upon learning of any such closure. Any exchanges referred to above shall be made at the office of the Principal Paying Agent, or, in the case of Registered Notes, at the office of the transfer agent for the Registered Notes in London, which transfer agent will initially be JPMorgan Chase Bank, N.A., London Branch, upon compliance with any procedures set forth in, or established pursuant to, the Senior Indenture; provided, however, that the Issuer shall not be required (i) to register the transfer of or exchange this Note for a period of fifteen calendar days preceding the first publication or other transmission, if applicable, of a Notice of redemption of all or any portion hereof or (ii) to register the transfer of or exchange any portion of this Note selected for redemption or surrendered for optional repayment, except that such portion of this Note may be exchanged for a Registered Note of like tenor; provided that such Registered Note shall be simultaneously surrendered for redemption or repayment, as the case may be; and provided, further, that if a Registered Note is issued in exchange for any portion of this Note after the close of business at the office of the Principal Paying Agent on any record date (whether or not a Business Day) for the payment of interest on such Registered Note and before the opening of business at such office on the relevant Interest Payment Date, any interest will not be payable on such Interest Payment Date in respect of such Registered Note, but will be payable on such Interest Payment Date only to the holder of this Note. Upon exchange of this Note in whole for a Definitive Bearer Note or Definitive Bearer Notes, or in whole or in part for a Registered Note or Registered Notes, the Principal Paying Agent shall cause Schedule [A] [A-1] of this Note to be endorsed to reflect the reduction of the principal amount hereof by an amount equal to the aggregate principal amount of such Definitive Bearer Note or Definitive Bearer Notes, or such Registered Note or Registered Notes, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. All such exchanges of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The date of any Note delivered upon any exchange of this Note shall be such that no gain or loss of interest results from such exchange.

         All (and not less than all) interests in this Note will be exchanged for Definitive Bearer Notes in accordance with the procedures set forth in the following two sentences as soon as practicable after (i) the first beneficial owner of an interest in this Note exchanges its interest for a Definitive Bearer Note, (ii) the Issuer gives notice to the

Principal Paying Agent of an acceleration of the Note or (iii) either Euroclear or Clearstream, Luxembourg or any other relevant clearing system is closed for business for a continuous period of fourteen days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so. In the event of any exchange of interests in this Note for a Definitive Bearer Note, a common depositary located outside the United States (the "common depositary") holding this Note for Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system, shall instruct the Principal Paying Agent regarding the aggregate principal amount of Definitive Bearer Notes and the denominations of such Definitive Bearer Notes that must be authenticated and delivered to each relevant clearing system in exchange for this Note. Thereafter, the Principal Paying Agent, acting solely in reliance on such instructions, shall, upon surrender to it of this Note and subject to the conditions in the preceding paragraph, authenticate and deliver Definitive Bearer Notes in exchange for this Note in accordance with such instructions and shall cause Schedule [A] [A-1]of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of this Note. Nothing in this paragraph shall prevent the further exchange of Definitive Bearer Notes into Registered Notes.

         This Note may be transferred by delivery; provided, however, that this Note may be transferred only to a common depositary outside the United States for Euroclear, Clearstream, Luxembourg and/or any other relevant clearing system or to a nominee of such a depositary.

         In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed, lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

         This Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws (including a holding, judgment or as ordered by a court of competent jurisdiction), or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment occurs, becomes effective or, in the case of a change in official position, is announced on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

         Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

         If the Issuer shall determine that any payment made outside the United States by the Issuer or any Paying Agent of principal, premium or interest due in respect of this Note would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Issuer, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of this Note who is a U.S. Alien (as defined below) (other than such a requirement (a) that would not be applicable to a payment made by the Issuer or any Paying Agent (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a U.S. Alien; provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Issuer shall redeem this Note, as a whole, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, or, at the election of the Issuer if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Issuer shall make such determination and election as soon as practicable, shall promptly notify the Trustee thereof and shall publish (or transmit, as applicable) prompt notice thereof (the "Determination Notice") stating the effective date of such certification, identification or other information reporting requirements, whether the Issuer will redeem this Note or has elected to pay the additional amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of this Note must take place, as provided in the next succeeding sentence. If the Issuer redeems this Note, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall elect by notice to the Trustee at least 60 calendar days prior to the date fixed for redemption or at least 30 calendar days prior to the last day of the Redemption Notice Period specified on the face hereof. Notice of such redemption of this Note will be given to the holder of this Note not more than 60 nor less than 30 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof. Such redemption notice shall include a statement as to the last date by which this Note to be redeemed may be exchanged for Registered Notes. Notwithstanding the foregoing, the Issuer shall not so redeem this Note if the Issuer shall subsequently determine, not less than 30 calendar days prior to the date fixed for redemption or prior to the last day of the Redemption Notice Period specified on the face hereof, that subsequent payments would not be subject to any such certification, identification or other information reporting requirement, in which case the Issuer shall publish (or transmit, as applicable) prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of the holder of this Note to exchange this Note for Registered Notes pursuant to the provisions of this paragraph will terminate at the close of business of the Principal Paying Agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of this Note for Registered Notes shall be permitted.

         If and so long as the certification, identification or other information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect by notice to the Trustee to pay as additional amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Issuer or any Paying Agent of principal, premium or interest due in respect of this Note of which the beneficial owner is a U.S. Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Issuer, any Paying Agent or any governmental authority, with respect to the payment of such additional amounts), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of presentation of this Note for payment more than 15 calendar days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in this Note to be then due and payable. In the event the Issuer elects to pay any additional amounts pursuant to this paragraph, the Issuer shall have the right to redeem this Note as a whole at any time pursuant to the applicable provisions of the immediately preceding paragraph and the redemption price of this Note will not be reduced for applicable withholding taxes. If the Issuer elects to pay additional amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer will redeem this Note as a whole, pursuant to the applicable provisions of the immediately preceding paragraph.

         The Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a U.S. Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts to any such holder who is a U.S. Alien for or on account of:

                  (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for U.S. federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                  (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

                  (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid U.S. federal income tax or as a private foundation or other tax exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

                  (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

                  (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

                  (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                  (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

                  (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a U.S. Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

         The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of or premium, if any, or interest on any series of debt securities issued under the Senior Indenture, including the series of Senior Global Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

         The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

         Except as set forth below, if the principal of or premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of or premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the relevant treaty of the European Union, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) at approximately 11:00 a.m., The City of New York time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

         The "Exchange Rate Agent" shall be Morgan Stanley & Co. International Limited, unless otherwise indicated on the face hereof.

         All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

         So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided. If this Note is listed on the London Stock Exchange plc and such exchange so requires, the Issuer shall maintain a Paying Agent in London. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

         With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

         No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the holder of this Note.

         The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder of this Note as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Note for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         As used herein:

                  (a) the term "Business Day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or in London or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney, and (ii) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day");

                  (b) the term "Market Exchange Rate" means the noon U.S. dollar buying rate in The City of New York for cable transfers of the Specified Currency indicated on the face hereof published by the Federal Reserve Bank of New York;

                  (c) the term "Notices" refers to notices to the holders of the Notes to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York, and London or, if publication in London is not practical, in an English language newspaper with general circulation in Western Europe; provided that notice may be made at the option of the Issuer through the customary notice provisions of the clearing system or systems through which beneficial interests in this Note are owned. Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable) or, if published in such newspapers on different dates, on the date of the first such publication;

                  (d) the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and

                  (e) the term "U.S. Alien" means any person who is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

         All other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________________.

Dated:
       --------------------------------    -------------------------------------

                                                                 [SCHEDULE A](6)

               EXCHANGES FOR DEFINITIVE BEARER NOTES OR DEFINITIVE
             REGISTERED NOTES AND FROM TEMPORARY GLOBAL BEARER NOTE,
                           REDEMPTIONS AND REPAYMENTS

         The initial principal amount of this Note is _____________________. The following (A) exchanges of (i) portions of this Note for Definitive Bearer Notes or Registered Notes and (ii) portions of a Temporary Global Bearer Note for an interest in this Note or (B) (x) redemptions at the option of the Issuer or (y) repayments at the option of the holder have been made:

                                                                              Remaining
                                                                             Principal
                                                                               Amount
             Principal   Principal    Principal    Principal    Principal   Outstanding
               Amount      Amount       Amount       Amount       Amount      Following
             Exchanged   Exchanged    Exchanged     Redeemed      Repaid        Such       Notation
 Date of        From         for          for        at the       at the     Exchange,    Made by or
 Exchange,   Temporary   Definitive   Definitive     Option       Option     Redemption   on Behalf
Redemption     Global      Bearer     Registered     of the       of the         or       of Paying
or Payment     Notes       Notes        Notes        Issuer       Holder     Repayment       Agent
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

--------------------
          (6) Applies if this Note is not issued as part of, or in relation to, a Unit.


                                                               [SCHEDULE A-1](7)

                          PERMANENT GLOBAL BEARER NOTE
                              SCHEDULE OF EXCHANGES


         The initial principal amount of this Note is __________. The following
(A) exchanges of the principal amount of Notes indicated below for the same principal amount of Notes to be represented by (i) Definitive Bearer Notes or
(ii) Definitive Registered Notes or [(iii) a Global Bearer Note that has been separated from a Unit (a "Separated Note")](8), (B) exchanges of the principal amount of Notes that had been represented by (i) a Temporary Global Bearer Note [or (ii) a Global Bearer Note that is part of a Unit (an "Attached Unit Note")](9) for an interest in this Note and (C) reductions of the principal amount of this Note as a result of (i) cancellation upon the application of such amount to the settlement of Purchase Contracts or the exercise of Warrants, (ii) redemption at the option of the Issuer or (iii) repayments at the option of the Holder have been made:


                                                                                                              Remaining
                                                                                                              Principal
                                                                                                               Amount
                                                                                                             Outstanding
             Principal  [Principal             Principal    Principal                                         Following
               Amount     Amount   [Principal    Amount      Amount      Principal    Principal                 such      Notation
  Date of    Exchanged  Exchanged    Amount    Exchanged    Exchanged     Amount       Amount                 Exchange,     Made
  Exchange,    From      From an    Exchanged     For          For       Redeemed     Repaid at             Cancellation  by or on
Cancellation Temporary   Attached     For      Definative  Definitive     at the     the Option  Principal   Redemption    Behalf
 Redemption,   Global      Unit     Seperated    Bearer    Registered    Option of     of the     Amount         or       of Paying
or Repayment   Notes     Note](9)    Note](8)    Notes        Notes     the Issuer     Holder    Cancelled    Repayment     Agent
------------ ---------  ---------- ----------  ----------  -----------  ----------   ----------  ---------  ------------  ---------
------------ ---------  ---------- ----------  ----------  -----------  ----------   ----------  ---------  ------------  ---------

------------ ---------  ---------- ----------  ----------  -----------  ----------   ----------  ---------  ------------  ---------

------------ ---------  ---------- ----------  ----------  -----------  ----------   ----------  ---------  ------------  ---------
--------------------
         (7) This Schedule A-1 needed only if this Note is issued as part of, or in relation to, a Unit.

         (8) Applies only if this Note is attached to a Unit.

         (9) Applies only if this Note has been separated from a Unit.